Exhibit 10.1

2010 GXS Group, Inc.
Long Term Incentive Plan
Amended May 10, 2012

SECTION 1. Purpose.  The purposes of the 2010 GXS Group, Inc. Long Term Incentive Plan are to promote the interests of GXS Group, Inc., a Delaware company (together with its successors and assigns, the “Company”) and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and consultants of the Company and its Affiliates (as defined below); (ii) motivating employees, consultants and directors by means of performance related incentives to achieve longer range performance goals; and (iii) enabling employees, consultants and directors to participate in the long-term growth and financial success of the Company.

SECTION 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Applicable Law” means any and all applicable laws, rules, regulations and other legal requirements, including, as applicable, Section 16(b) of the Exchange Act, Section 162(m) and Section 409A(a) of the Code and the listing standards of any stock exchange upon which Shares of the Company are listed.

“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Award or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document approved by the Committee evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d- 5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:

(i) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);

(ii) a Participant’s gross negligence or willful malfeasance in the performance of his or her duties;

(iii) a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony;

(iv) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his or her duties; or

(v) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant, including but not limited to covenants set forth in the form of Proprietary Information and Inventions Agreement attached hereto as Annex A.

“Change of Control” means, except as otherwise limited by the Award Agreement, the occurrence of one of the following events:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Principal or a Related Party of a Principal;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), other than the Principals and their Related Parties or a Permitted Group becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; provided that this clause (iii) will not apply to the acquisition of the Company by one or more direct or indirect holding companies with no other material assets or operations, the Voting Stock of which is Beneficially Owned, immediately after such acquisition, by the Persons who Beneficially Owned the Voting Stock of the Company immediately prior to such acquisition (and in substantially the same proportions);

(iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(v) any change in the compensation of the Board over a twelve month period such that the directors at the beginning of the period and new directors elected during that period and approved by two-thirds of the incumbent directors cease to constitute at least a majority of the Board.

provided, however, that a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of which will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in control event” as that term is defined for the purposes of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of one or more members of the Board designated by the Board to administer the Plan and, following an Initial Public Offering, shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 of the Exchange Act and Section 162(m) of the Code each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a “Non-Employee Director” and an “outside director” within the meaning of Rule 16b-3 and Section 162(m), respectively.  Following an Initial Public Offering, the Committee shall meet the requirements of the stock exchange upon which the Shares are listed.  However, if the Committee is found not to have qualified under the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, the Awards granted and other actions taken by the Committee shall not be invalidated by reason of the Committee’s failure to so qualify.  Until otherwise determined by the Board, the Compensation Committee shall be the Committee under the Plan.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

“Director” means a member of the Board.

“Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.  The determination whether a Participant has suffered a Disability shall be made by the

Committee based upon such evidence as it deems necessary and appropriate.  A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

“Effective Date” has the meaning set forth in Section 16(a).

“Eligible Individuals” means the individuals described in Section 5(a) of the Plan who are eligible for Awards under the Plan.

“Employee” means an employee of the Company or any of its Affiliates.

“Employment Agreement” means an employment agreement entered into between a Participant and the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the exercise price per share of the Option and the base price per share of the Stock Appreciation Right, as set forth in the Award Agreement.

“Fair Market Value” means, with respect to a Share as of any date of determination, the reported closing price of a share of such class of common stock on such exchange or market as is the principal trading market for such class of common stock for the trading day immediately preceding such date of determination. If such class of common stock is not listed on an exchange or principal trading market on such date, the fair market value of a Share shall be determined by the Committee in good faith, consistent with the requirements of Section 409A of the Code and, if applicable, Section 422 of the Code, taking into account as appropriate recent sales of the Shares, recent valuations of the Shares and such other factors as the Committee shall in its discretion deem relevant or appropriate.

“Incentive Stock Option” means a right to purchase Shares from the Company that is granted under Section 7 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Initial Public Offering” shall mean the closing of the first underwritten public offering of Shares with proceeds of at least $100,000,000.

“Initial Transferability Date” shall mean the earlier to occur of (i) the Initial Public Offering or (ii) the Reporting Date.

“Non-Qualified Stock Option” means a right to purchase Shares from the Company that is granted under Section 7 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Award” means any form of Award other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Stock Unit or Performance Award, granted pursuant to Section 11.

“Participant” means an Eligible Individual who has been granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

“Performance Award” means the right to receive a cash Target Payment in the future granted pursuant to Section 10.

“Performance Goal” means the performance measures established by the Committee, from among the performance measures provided in Section 6(h) and set forth in the applicable Award Agreement.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Agreement over which Performance Goals are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a).

“Performance Stock Unit” means a right to receive a Target Number of Shares (or cash, if applicable) in the future, granted pursuant to Section 10(b).

“Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Company’s Initial Public Offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time; provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with is Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

“Permitted Transferees” shall mean, with respect to each Participant, (i) those persons who acquire Shares pursuant to such Participant’s will or the laws of descent and distribution or as a result of other donative transfers to “family members” as defined in, and under the circumstances permitted under, Rule 701 and (ii) the Company.

“Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” means this 2010 GXS Group, Inc. Long Term Incentive Plan.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 4(a).

“Principals” means Francisco Partners Management, LLC, Cerberus Partners and Golden Gate Capital.

“Reporting Date” means the date on which the Company becomes a reporting company under the Exchange Act with respect to any class of its equity securities.

“Related Party” means:  (i) any controlling stockholder, majority owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or (ii) any trust, corporation, partnership, limited partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (i).

“Repurchase Right” means the Company’s right to repurchase Shares acquired by a Participant or his Permitted Transferee pursuant to an Award, as set forth in Section 12.

“Restricted Stock” means one or more Shares granted or sold pursuant to Section 8(a).

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future, granted pursuant to Section 8(b).

“Retirement” means the termination of employment of a Participant after attaining age 62 and having at least four years of service with the Company.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“Rule 701” means Rule 701 as promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section 162(m)” means Section 162(m) of the Code, or any successor section thereto, as in effect from time to time.

“Section 409A Award” means an Award that provides for a “deferral of compensation” within the meaning of Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of common stock of the Company or such other securities as may be designated by the Committee from time to time.

“Stockholders Agreement” means the Stockholders Agreement, dated as of June 2, 2010, among certain stockholders of the Company, as the same may be amended, modified or supplemented from time to time.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9.

“Subsidiary” means , with respect to any specified Person:  (i) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such

Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

“Target Number” or “Target Payment” means the target number of Shares or cash payment established by the Committee and set forth in the applicable Award Agreement.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

SECTION 3.  Administration.

(a) Authority of Committee.  The Plan shall be administered by the Committee.  Subject to the terms of the Plan, Applicable Law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable; (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Goals, and the effect, if any of  a Participant’s termination of employment with the Company or any of its Affiliates, or subject to Section 6(d), a Change of Control of the Company; (v) determine the methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) construe, interpret and administer the Plan and any Award, Award Agreement or other instrument or agreement relating to an Award or the Plan; (viii) make factual determinations in connection with the administration or interpretation of the Plan; (ix) establish, amend, suspend, waive or rescind rules and regulations relating to the Plan or any Award; (x) employ legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received from them; (xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants; (xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Agreement or the Plan; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its

Affiliates, any Participant, any holder or beneficiary of any Award, any shareholder and any Eligible Individual.

(c) Delegation of Authority.  To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation.  However, the Committee may not delegate its authority to make Awards to Employees (i) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (ii) whose compensation for the fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code.  For purposes of the Plan, reference to the Committee (except in this Section 3(c)) shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section.

(d) Liability of Committee.  Subject to Applicable Law:  (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws, as they may be amended from time to time.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(e)   Action by the Board.  Anything in the Plan to the contrary notwithstanding, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

SECTION 4.  Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 14, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 17,500,000; provided, however, that the number of Shares available for issuance under the Plan shall be reduced by 2.5 Shares for every one Share issued in respect of an Award of (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Stock, (iv) Performance Stock Units or (v) other Awards which are not subject to payment of an exercise or purchase price.  Shares with respect to which Awards may be granted may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan (including any Substitute Award) or to which such an Award relates are forfeited, cancelled or otherwise expire for any reason, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted.  The preceding sentence shall not be applicable with respect to (i) cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. All of the Shares subject to the Plan

Limit may be issued pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in this Section 4 shall not apply to the extent not permitted under Section 422 of the Code.

(b) Special Limits.  Anything to the contrary in Section 4(a) above notwithstanding, but subject to adjustment under Section 14(b), the following special limits shall apply to Shares available for Awards under the Plan:

(i)           the maximum number of Shares that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 2,500,000 Shares; and

(ii)           the maximum amount of Awards (other than those Awards set forth in Section 4(b)(i)) that may be awarded to any Eligible Individual in any calendar year is $6,300,000 measured as of the date of grant (with respect to Awards denominated in cash) or 1,500,000 Shares measured as of the date of grant (with respect to Awards denominated in Shares).

SECTION 5.  Eligibility.

(a) General.  Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.

(b) Incentive Stock Options.  Only Employees shall be eligible for the grant of Incentive Stock Options.

(c) Substitute Awards.  Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.

(d) Consultants.  Prior to the Reporting Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, or as otherwise provided by Rule 701.

SECTION 6.  Awards in General.

(a) Types of Awards.  Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Performance Awards and Other Awards.  Any Award described in Section 7 through Section 11 may be granted singly or in combination or tandem with any other Award, as the Committee may determine.  Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b) Terms Set Forth in Award Agreement.  The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for the Award.  The Award Agreement shall contain terms and conditions that are consistent with the Plan.

Notwithstanding the foregoing, and subject to Section 409A(a)(3) of the Code and other Applicable Law, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable.  The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.  Accordingly, the terms of individual Award Agreements may vary.

(c) Termination of Employment.  The Committee shall have the discretion to specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Affiliates.  Subject to Section 409A(a)(3) of the Code and other Applicable Law, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to or extend the post-termination exercise period of an outstanding Award.  The provisions described in this Section 6(c) may be specified in the applicable Award Agreement or determined at a subsequent time.  In the event that the Committee does not exercise its discretion in the manner set forth above, the terms set forth in the applicable provision of this Plan shall govern the treatment of outstanding Awards in the event of a Participant’s termination of employment with the Company or any of its Affiliates.

(d) Change of Control.  The Committee shall have the discretion to determine the effect, if any, of a Change of Control, or a change of control of any Affiliate, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award.  The effect may be specified in the applicable Award Agreement at the time of grant or, subject to Section 409A(a) of the Code and other Applicable Law, determined at any time following grant.  Subject to Applicable Law, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take the actions that it considers appropriate, including, without limitation:  (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (ii) making adjustments to outstanding Awards that the Committee deems appropriate to reflect the Change of Control; (iii) causing the Awards then outstanding to be assumed, or new rights to be substituted for the Awards, by the surviving corporation in the Change of Control; or (iv) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference, if any, between the price per Share received in connection with the Change of Control and the Exercise Price of the Award (it being understood that the Committee may require the surrender of Options or Stock Appreciation Rights even if the price per share received in connection with the Change of Control is greater than the relevant Exercise Price).

Notwithstanding any other provision of the Plan or any Award Agreement, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant.  Subject to Section 13, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

(e) Dividends and Dividend Equivalents.  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award (other than an Option or Stock Appreciation Right).  The payments may be paid currently or deemed to have been reinvested in Shares, and made in Shares, cash, or a combination of cash and Shares, as the Committee shall determine.  The terms of any reinvestment of dividends shall comply with Section 409A of the Code and other Applicable Law.

(f) Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to any Award under the Plan.  The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares, or whether fractional Shares or any rights to fractional Shares shall be forfeited or otherwise eliminated.

(g) Rights of a Stockholder.  A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until (and, except as provided in Section 14, no adjustment shall be made for dividends or other rights for which the record date is prior to) the date the Participant or his nominee becomes the holder of record of the Shares.

(h) Performance-Based Awards.   (i)  Following an Initial Public Offering, the Committee may determine whether any Award under the Plan is a Section 162(m) Award.  Section 162(m) Awards shall be conditioned on the achievement of one or more Performance Goals to the extent required by the exemption for “qualified performance-based compensation” under Section 162(m) of the Code and shall be subject to all other conditions and requirements of the exemption under Section 162(m).  The Performance Goals shall be comprised of specified levels of one or more of the following performance measures as the Committee deems appropriate:  (A) consolidated earnings before or after taxes (including EBITDA); (B) net income or net income as a percentage of sales; (C) operating income; (D) earnings per Share; (E) book value per Share; (F) return on shareholders’ equity; (G) total shareholder return; (H) expense management; (I) asset turns, inventory turns or fixed asset turns; (J) return on assets; (K) return on capital or return on invested capital; (L) improvements in capital structure; (M) profitability of an identifiable business unit or product; (N) stock price; (O) market share; (P) revenues or sales; (Q) costs; (R) cash flow, free cash flow or operating cash flow; (S) working capital; (T) change in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (U) return on investment before or after the cost of capital, in each case, determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee and permitted by Section 162(m)) consistently applied on a business unit, divisional, subsidiary or consolidated basis, or any combination of the foregoing.  The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, partnership, joint venture, any of their respective divisions, departments, regions, functions, business units, products or product lines and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index or any combination thereof.  In addition, for Awards other than Section 162(m) Awards, the Committee may establish Performance Goals based on other criteria as it deems appropriate.

(ii)           The Participants to receive Section 162(m) Awards shall be designated, and the applicable Performance Goals shall be established, by the Committee within 90 days following the commencement of the applicable Performance Period (or an earlier or later date permitted or required by Section 162(m) of the Code).  Each Participant shall be assigned a Target Number or Target Payment payable if Performance Goals are achieved.  Any payment of a Section 162(m) Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied.  The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Goals, the Award may be settled with payment greater than the Target Number or Target Payment, but in no event may the payment exceed the limits set forth in Section 4(b).  The Committee shall retain the right to reduce any Section 162(m) Award, notwithstanding the attainment of the Performance Goals.

(i) Deferrals.  In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant.  The terms of any deferrals shall comply with Section 409A(a) and Section 162(m) of the Code and other Applicable Law.  No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee at or after the time of grant.

(j) Repricing of Options and Stock Appreciation Rights.  Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being cancelled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted.  The foregoing shall not (i) prevent adjustments pursuant to Section 14 or (ii) apply to the initial grant of Substitute Awards.

SECTION 7.  Stock Options.

(a) Grants.  The Committee is authorized to grant Options to Participants with the terms and conditions set forth in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Type of Option.  The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both.  Each Option shall be evidenced by an Award Agreement that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in the form and contain the provisions that the Committee may from time to time deem appropriate.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.

(c) Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted, which Exercise Price shall not be less than the Fair Market Value of the Option Shares as of the date of grant, unless the Option is a Substitute Award.   The Exercise Price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A and Section 424, as applicable, of the Code, and, following an Initial Public Offering, with the listing standards of any stock exchange upon which Shares of the Company are listed.

(d) Term.  An Option shall be effective for the term as determined by the Committee and set forth in the Award Agreement relating to the Option.  The Committee may extend the term of an Option after the time of grant.  The term of an Option may in no event extend beyond the tenth anniversary of the date of grant.

(e) Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(f) Payment.  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Company. Such payment may be made:  (i) in cash; (ii) if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months); (iii) if approved by the Committee, by a combination of cash and Shares; (iv) if approved by the Committee following an Initial Public Offering, in accordance with a cashless exercise program; or (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

(g) Termination of Employment or Service.  Except as otherwise provided in the applicable Award Agreement, or as required to comply with Applicable Law, if the Participant’s employment or service with the Company and its Affiliates is terminated for any reason (other than death, Disability or Retirement or by the Company for Cause), then (i) to the extent not yet vested as of the date of termination, an Option shall immediately be forfeited, and (ii) to the extent vested as of the date of termination, the Option may be retained and, if applicable, exercised until the earlier of (A) the date three months after such termination of employment or service or (B) the date such Option would have expired had it not been for the termination of employment or service, after which time, in either case, such Option shall expire.

(h) Death, Disability or Retirement.  Except as otherwise provided in the applicable Award Agreement, or as required to comply with Applicable Law, if the Participant’s employment or service with the Company and its Affiliates is terminated by reason of death, Disability or Retirement, then (i) to the extent not yet vested as of the date of termination, an Option shall immediately be forfeited, and (ii) to the extent vested as of the date of termination, the Option may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (A) the date one year after such termination of employment or service or (B) the date such Option would have expired had it not been for the termination of such employment or service, after which time, in either case, such Option shall expire.

(i) Cause.  Except as otherwise provided in the applicable Award Agreement, if the Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Options (regardless of whether vested or unvested) shall be forfeited and shall expire immediately on the date of termination.

SECTION 8.  Terms and Conditions of Restricted Stock and Restricted Stock Units.

(a) Restricted Stock.  The Committee, in its discretion, may grant or sell Restricted Stock to Eligible Individuals.  An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and specified in the applicable Award Agreement.  Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be cancelled.

(b) Restricted Stock Units.  The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals.  A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Agreement, one or more Shares.  Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be cancelled.  Upon settlement of Restricted Stock Units, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

SECTION 9.  Stock Appreciation Rights

(a) General.  The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals.  A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Agreement, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the Exercise Price for the Stock Appreciation Right specified in the applicable Award Agreement.  The Exercise Price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant.  In no event shall the Exercise Price of a Stock Appreciation Right other than a Substitute Award be less than 100 percent of the Fair Market Value of a Share on the date of grant.  The Exercise Price of a Substitute Award granted as a Stock Appreciation Right shall be in accordance with the listing standards of the stock exchange upon which the Shares of the Company may be listed and Section 409A of the Code, and may be less than 100 percent of the Fair Market Value of a Share on the date of grant.  Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the

Exercise Price for the Stock Appreciation Right.  The term of a Stock Appreciation Right settled in Shares shall not exceed ten years.

(b) Stock Appreciation Rights in Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as the Option or at a later date.  If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as the Option (or a lesser number of Shares as determined by the Committee) and shall be exercisable only at the same time or times and to the same extent, and shall have the same term, as the Option.  The Exercise Price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share Exercise Price of the Option.  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be cancelled automatically to the extent of the number of Shares covered by the exercise.  Conversely, if the Option is exercised as to some or all of the Shares covered by the tandem grant, the Stock Appreciation Right shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.

SECTION 10.  Terms and Conditions of Performance Stock, Performance Stock Units and Performance Awards

(a) Performance Stock.  The Committee may grant Performance Stock to Eligible Individuals.  An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual subject to the achievement of Performance Goals over the applicable Performance Period, and subject to the other terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement.

(b) Performance Stock Units.  The Committee, in its discretion, may grant Performance Stock Units to Eligible Individuals.  A Performance Stock Unit shall entitle a Participant to receive a Target Number of Shares based upon the achievement of Performance Goals over the applicable Performance Period and subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement.  At the sole discretion of the Committee, Performance Stock Units shall be settled through the delivery of Shares or cash, or a combination of Shares and cash, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period or another date set forth in the applicable Award Agreement.

(c) Performance Awards.  The Committee, in its discretion, may grant Performance Awards to Eligible Individuals.  A Performance Award shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement, a cash Target Payment based upon the achievement of Performance Goals over the applicable Performance Period.  Performance Awards shall be settled in cash.

SECTION 11.  Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.  The Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing.  Notwithstanding the foregoing, where the value of an Other Award is based on a spread value, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant.

SECTION 12.  Repurchase Rights Prior to an Initial Public Offering.  Unless otherwise determined in an Employment Agreement or Award Agreement, the Company shall have the following Repurchase Right upon termination of Participant’s employment or service prior to an Initial Public Offering:

(a) If the Participant’s employment with the Company and its Affiliates is terminated by the Company or any of its Affiliates for Cause, all Shares previously acquired under the Plan by the Participant or his or her Permitted Transferee and held by the Participant or his or her Permitted Transferee for the period required to avoid a charge to the Company’s earnings (which is generally six months) shall be subject to the Repurchase Right.  The amount the Company shall pay for such Shares if it exercises its Repurchase Right shall be:  (i) in the case of Shares acquired pursuant to the exercise of Options or Stock Appreciation Rights, the lesser of (A) the Exercise Price applicable to such Options or Stock Appreciation Rights and (B) the Fair Market Value of the Shares as of the date of the notice given pursuant to clause (c) below and (ii) in the case of Shares acquired under the Plan, other than pursuant to the exercise of Options or Stock Appreciation Rights, the lesser of (A) the Fair Market Value of the Shares on the date such Shares were first taxable to the Participant or his or her Permitted Transferee and (B) the Fair Market Value of the Shares as of the date of the notice given pursuant to clause (c) below.

(b) If the Participant terminates his or her employment with the Company and its Affiliates for any reason, or the Company terminates the Participant’s employment for any reason other than Cause, all Shares previously acquired under the Plan by the Participant or his Permitted Transferee and held by the Participant or his Permitted Transferee for the period required to avoid a charge to the Company’s earnings (which is generally six months) shall be subject to the Repurchase Right at a price per Share equal to Fair Market Value as of the date of the notice given pursuant to clause (c) below.

(c) If the Company elects to exercise its Repurchase Right under this Section 12, the Company shall deliver written notice to the Participant or his or her Permitted Transferee, as applicable, setting forth the number of Shares proposed to be purchased and the then Fair Market Value.  Upon the consummation of any such purchase, the Participant shall deliver certificates, as applicable, or other documents satisfactory to the Company in its sole discretion evidencing such Shares duly endorsed, or accompanied by written instruments of transfer, free and clear of any encumbrances against delivery of payment for such Shares.  If the Board determines that the Company is unable to repurchase all or some portion of the Shares for cash without breaching the terms of any debt instruments or other agreement to which the Company or any of its subsidiaries is a party, or the Board determines in good faith that such repurchase would otherwise have a material adverse effect on the financial condition of the Company, the Company will pay in cash the maximum amount permitted under such debt instruments, or that would not result in such a material adverse effect, and deliver to the Participant a promissory note for the balance, payable as soon as (and in the maximum amounts that) the terms of such debt instruments or other agreements will permit or that will not have such a material adverse effect and bearing interest at the highest rate charged from time to time under the Company’s senior credit facility.

(d) The Repurchase Right shall lapse and be of no further force and effect upon the earlier to occur of (x) an Initial Public Offering and (y) 18 months after termination of a Participant’s employment.

SECTION 13.  Amendment and Termination.

(a) Amendment or Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any Applicable Law or the listing requirement of any exchange or for which or with which the Board deems it necessary or desirable to qualify or comply.   In addition, no termination, amendment, modification or suspension shall result in an Option, SAR or similar Award being repriced.  Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.  Any such amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant or any Permitted Transferee shall not to that extent be effective with respect to such Award without the consent of the affected Participant or Permitted Transferee.  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable to (i) comply with, take into account changes in, interpretations of or guidance promulgated under, applicable tax laws, securities laws, employment laws, accounting rules and other Applicable Law, (ii) take into account unusual or nonrecurring events or market conditions or (iii) take into account significant acquisitions or dispositions of assets or other property by the Company or any of its Affiliates.

(b) Amendment or Termination of Awards. Subject to the terms of the Plan and Applicable Law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant or any Permitted Transferee of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant or Permitted Transferee.

SECTION 14.  Corporate Transactions.

(a) Authority of the Company and Stockholders.  The existence of the Plan, the Award Agreements and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights under Shares or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Agreement, the number and kind of Shares authorized for issuance under Section 4, including the maximum number of Shares available under the special limits provided for in Section 4(b), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share, if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant to the extent permitted under Section 409A of the Code and other Applicable Law) in order to preserve the benefits or potential benefits intended to be made available to Participants.  The adjustments shall be made by the Committee.  Unless otherwise determined by the Committee, the adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule as applied to the Award prior to such adjustment.

(c) Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

SECTION 15.  General Provisions.

(a) Nontransferability of Awards.  Except to the extent otherwise provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(b) Transfer Restrictions on Shares.  Shares issued hereunder may not be sold, given, transferred, assigned, or otherwise hypothecated by the holder thereof prior to the Initial Transferability Date, except to such holder’s Permitted Transferees.  Any attempted transfer in violation of this Section 15(b) will be void ab initio.  Shares held by Permitted Transferees who receive such Shares in accordance with this Section 15(b) shall be subject to the restrictions herein as if such Permitted Transferee were the original holder of the Shares transferred to the Permitted Transferee.

(c) No Rights to Awards.  No Eligible Individual or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals or Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates.  Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or his or her Permitted Transferees and shall be deposited by such Participant or Permitted Transferee, together with a stock power endorsed in blank, with the Company.  When the Participant ceases to be bound by any transfer restrictions set forth herein or in the applicable Award Agreement, the Company shall deliver such certificates to the Participant upon request.  Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act, any state securities laws or any other Applicable Laws.  All certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any Applicable Laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Section 162(m) of the Code.  The Plan is intended to comply in all respects with the requirements of the exemption for “qualified performance-based compensation” under Section 162(m) of the Code.  However, following an Initial Public Offering, if the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required.  In addition, if any provision of the Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of the Plan, but the other provisions of the Plan shall remain in full force and effect.

(f) Section 409A of the Code.  Notwithstanding any contrary provision in the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes the requirements of, or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under, Section 409A of the Code, the provision may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary.  In making the modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the requirements of Section 409A of the Code.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent the discretionary authority would contravene the requirements of Section 409A of the Code.

(g) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.  To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States, or who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted to the Eligible Individual (i) to comply with the laws, rules and regulations of the non-U.S. jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(h) Satisfaction of Obligations.  Subject to Section 409A(a)(3) of the Code and other Applicable Law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company or its Affiliates in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(i) Withholding.  A Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from any such grant, lapse, vesting, or exercise of any Award.

(j) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements that may be either generally applicable or applicable only in specific cases.

(k) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or affect the right of the Company or its Affiliates to terminate the employment or service of a Participant.  No Award shall constitute salary or regular compensation for the year of grant, any later year or any other period of time.  Neither the Plan nor any Award constitutes a contractual entitlement to any bonus payment in general irrespective of whether Awards or bonus payments were made in previous years.  Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and it Affiliates.

(l) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland.  All Awards granted under the Plan are intended either to comply with or to meet an exemption from coverage under Section 409A of the Code, and they shall be interpreted and administered accordingly.

(m) Severability.  If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(n) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any Applicable Law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant or Permitted Transferee.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(o) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(p) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q) Proprietary Information and Inventions Agreement.  A Participant shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Annex A.

(r) Awards Granted to California Residents.  Awards granted under the Plan to persons resident in California or another state shall comply with applicable law.

SECTION 16. Term of the Plan.

(a) Effective Date.  The Plan shall be effective as of the date of its adoption by the Board, subject to approval by the shareholders of the Company.  Awards may be granted hereunder prior to such shareholder approval subject in all cases, however, to such approval.

(b) Expiration Date.  No Award shall be granted under the Plan more than ten years after the date of adoption of the Plan by the Board.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

ANNEX A

GXS Group, Inc.

Proprietary Information and Inventions Agreement

Annex A